LITHIA & DRIVEWAY (LAD) REPORTS HIGHEST SECOND QUARTER EARNINGS
IN COMPANY HISTORY; INCREASES REVENUE 118% AND EPS 218%
________________________________________________

ANNOUNCES DIVIDEND OF $0.35 PER SHARE FOR SECOND QUARTER

Medford, Oregon, July 21, 2021 - Lithia & Driveway (NYSE: LAD) today reported the highest second quarter revenue and earnings per share in company history.

Second quarter 2021 revenue increased 118% to $6.0 billion from $2.8 billion in the second quarter of 2020.

Second quarter 2021 net income per diluted share was $10.75, a 218% increase from $3.38 per diluted share reported in the second quarter of 2020. Adjusted second quarter 2021 net income per diluted share was $11.12, an 199% increase compared to adjusted net income of $3.72 per diluted share in the same period of 2020.

Second quarter 2021 net income was $305 million, a 292% increase compared to net income of $78 million in the same period of 2020. Adjusted second quarter 2021 net income was $315 million, a 269% increase compared to adjusted net income of $86 million for the same period of 2020.

As shown in the attached non-GAAP reconciliation tables, the 2021 second quarter adjusted results exclude a $0.37 per diluted share net non-core charge related to acquisition expenses, net loss on sale of stores, and insurance reserves, partially offset by a a non-cash unrealized investment gain. The 2020 second quarter adjusted results exclude a $0.34 per diluted share net non-core charge due to asset impairment, insurance reserves, and acquisition expenses, partially offset by a net gain on sale of stores and a tax attribute.

Second Quarter-over-Quarter Comparisons and Operating Highlights:
•Total company revenues increased 117.8%
•New vehicle retail sales increased 130.0%
•Used vehicle retail sales increased 95.7%
•Driveway milestone reached of 500 transactions in June
•F&I per unit increased 16.4% to $1,854
•Service, body, and parts revenues increased 89.1%
•Total vehicle gross profit per unit increased 41.3% to $5,723
•Adjusted SG&A as a percentage of gross profit improved by 900 basis points from 64.7% to 55.7%

"Our team's high performance, alongside the robust, demand-driven retail environment in the second quarter, resulted in same store revenue growth of 20% for new vehicles, 49% for used vehicles, 39% for F&I and 3% for service, body and parts compared to 2019," said Bryan DeBoer, Lithia & Driveway, President and CEO. "We achieved our initial Driveway monthly volume milestone in the final month of the quarter and are on pace to reach our target of 15,000 Driveway transactions this year. Combined with our outpaced growth in our core business and network development, we are considerably ahead of our year one goals laid out in our 5-Year Plan announced in July 2020."

For the first six months of 2021 revenues increased 86% to $10.4 billion, compared to $5.6 billion in 2020.

Net income for the first six months of 2021 was $16.69 per diluted share, compared to $5.32 per diluted share in 2020, an increase of 214%. Adjusted net income per diluted share for the first six months of 2021 increased 201% to $17.15 from $5.70 in the same period of 2020.

Corporate Development
During the quarter, we completed numerous acquisitions that in total are expected to contribute $3.7 billion in annualized revenue. These acquisitions strategically added density in key geographic markets and increased our nationwide footprint.

"With 40% of our targeted $20 billion revenue acquired in the first year of our 5-Year Plan, we are well ahead of schedule and are only getting started," said DeBoer. "Our acquisition pipeline is more active than we have ever seen and we are well positioned to continue to aggressively pursue our goal of achieving $50 billion in revenue and $50 of earnings per share."

Balance Sheet Update
We ended the second quarter with approximately $2.6 billion in cash and availability on our revolving lines of credit. In addition, our unfinanced real estate could provide additional liquidity of approximately $655 million.

Dividend Payment
Our Board of Directors approved a dividend of $0.35 per share related to second quarter 2021 financial results. We expect to pay the dividend on August 27, 2021 to shareholders of record on August 13, 2021.

Second Quarter Earnings Conference Call and Updated Presentation
The second quarter 2021 conference call may be accessed at 10:00 a.m. ET today by telephone at 877-407-8029. An updated presentation highlighting the second quarter 2021 results has been added to our investor relations website. To listen live on our website or for replay, visit www.lithiainvestorrelations.com and click on webcasts.

About Lithia & Driveway (LAD)
LAD is a growth company powered by people and innovation with a 5-Year Plan to profitably consolidate the largest retail sector in the country. As the leading provider of personal transportation solutions in the United States, LAD is among the fastest-growing companies in the Fortune 500 (#2 on 10-Year EPS Growth, #3 on 10-Year TSR and #12 on 10-year Revenue growth in 2021). By providing a wide array of products and services for the entire vehicle ownership lifecycle through various consumer channels, they build magnetic brand loyalty. Operational excellence is achieved by focusing the business on convenient and transparent consumer experiences supported by proprietary data science to increase market share, consumer loyalty and profitability. LAD's omni-channel strategy will continue to pragmatically disrupt the industry by leveraging experienced teams, vast owned inventories, technology, and physical network. Continuing to lead the industry's consolidation and Driveway's e-commerce in-home experiences further accelerates the massive regenerating capital engine. Together, these endeavors create a unique and compelling high-growth strategy that provides transportation solutions wherever, whenever, and however consumers desire.

Sites
www.lithia.com
www.lithiainvestorrelations.com
www.lithiacareers.com
www.driveway.com

Lithia & Driveway on Facebook
https://www.facebook.com/LithiaMotors
https://www.facebook.com/DrivewayHQ

Lithia & Driveway on Twitter
https://twitter.com/lithiamotors
https://twitter.com/DrivewayHQ

Contact:
Tina Miller
SVP and Chief Financial Officer
IR@lithia.com
(541) 864-1748

Forward-Looking Statements
Certain statements in this presentation, and at times made by our officers and representatives, constitute forward-looking statements within the meaning of the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. Generally, you can identify forward-looking statements by terms such as "project", "outlook", "target", "may", "will", "would", "should", "seek", "expect", "plan", "intend", "forecast", "anticipate", "believe", "estimate", "predict", "potential", "likely", "goal", "strategy", "future", "maintain", and "continue" or the negative of these terms or other comparable terms. Examples of forward-looking statements in this presentation include, among others, statements regarding:

•Future market conditions, including anticipated car sales levels;
•Anticipated impacts of the continued COVID-19 pandemic on the U.S. and local economies in which we operate, our business operations and consumer demand;
•Continuation of our sales and services, including in-store appointments and home deliveries;
•Expected growth from our e-commerce home solutions and digital strategies;
•Expected operating results, such as improved store performance; continued improvement of selling, general and administrative expenses ("SG&A") as a percentage of gross profit and all projections;
•Anticipated integration, success and growth of acquired stores;
•Anticipated ability to capture additional market share;
•Anticipated ability to find accretive acquisitions;
•Expected revenues from acquired stores;
•Anticipated synergies, ability to monetize our investment in digital innovation;
•Anticipated additions of dealership locations to our portfolio in the future;
•Anticipated financial condition and liquidity, including from our cash, availability on our credit facility and unfinanced real estate;
•Anticipated use of proceeds from our financings;
•Anticipated allocations, uses and levels of capital expenditures in the future;
•Expectations regarding compliance with financial and restrictive covenants in our credit facility and other debt agreements;
•Statements regarding furloughed employees and cost reductions;
•Expectations regarding programs and initiatives for employee recruitment, training, and retention; and
•Our strategies for customer retention, growth, market position, financial results and risk management.

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity and development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements in this presentation. Therefore, you should not rely on any of these forward-looking statements. The risks and uncertainties that could cause actual results to differ materially from estimated or projected results include, without limitation:

•Future economic and financial conditions (both nationally and locally), including as a result of the COVID-19 pandemic;
•Changes in customer demand, our relationship with, and the financial and operational stability of, vehicle manufacturers and other suppliers;
•Risks associated with our indebtedness (including available borrowing capacity, compliance with financial covenants and ability to refinance or repay indebtedness on favorable terms);
•The adequacy of our cash flow and earnings and other conditions which may affect our ability to pay our quarterly dividend at the planned level;
•Disruptions to our technology network including computer systems and software, as well as natural events such as severe weather, fires, floods and earthquakes or man-made or other disruptions of our operating systems, structures, facilities or equipment; and
•Government regulations and legislation, and other risks set forth throughout "Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations" and in "Part I, Item 1A. Risk Factors" of our most recent Annual Report on Form 10-K, and in "Part II, Item 1A. Risk Factors" of our Quarterly Reports on Form 10-Q, and from time to time in our other filings with the SEC.

Any forward-looking statement made by us in this presentation is based only on information currently available to us and speaks only as of the date on which it is made. Except as required by law, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures
This presentation contains non-GAAP financial measures such as adjusted net income and diluted earnings per share, adjusted SG&A as a percentage of revenue and gross profit, adjusted operating margin, adjusted operating profit as a percentage of revenue and gross profit, adjusted pre-tax margin and net profit margin, EBITDA, adjusted EBITDA, leveraged EBITDA and adjusted total debt. Non-GAAP measures do not have definitions under GAAP and may be defined differently by and not comparable to similarly titled measures used by other companies. As a result, we review any non-GAAP financial measures in connection with a review of the most directly comparable measures calculated in accordance with GAAP. We caution you not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable GAAP measures. We present cash flows from operations in the attached tables, adjusted to include the change in non-trade floor plan debt to improve the visibility of cash flows related to vehicle financing. As required by SEC rules, we have reconciled these measures to the most directly comparable GAAP measures in the attachments to this release. We believe the non-GAAP financial measures we present improve the transparency of our disclosures; provide a meaningful presentation of our results from core business operations, because they exclude items not related to core business operations and other non-cash items; and improve the period-to-period comparability of our results from core business operations. These presentations should not be considered an alternative to GAAP measures.

Lithia Motors, Inc.
Consolidated Statements of Operations (Unaudited)
(In millions except per share data)

	Three months ended June 30,		%	Six months ended June 30,		%
			Increase			Increase
	2021	2020	(Decrease)	2021	2020	(Decrease)
Revenues:
New vehicle retail	$3,146.2	$1,367.8	130.0%	$5,339.5	$2,741.3	94.8%
Used vehicle retail	1,804.9	922.2	95.7	3,157.0	1,796.5	75.7
Used vehicle wholesale	217.4	51.3	323.8	352.6	118.0	198.8
Finance and insurance	269.6	124.9	115.9	467.9	246.7	89.7
Service, body and parts	521.0	275.5	89.1	925.0	605.4	52.8
Fleet and other	50.3	16.9	197.6	110.4	54.4	102.9
Total revenues	6,009.4	2,758.6	117.8%	10,352.4	5,562.3	86.1%
Cost of sales:
New vehicle retail	2,832.5	1,275.6	122.1	4,869.0	2,570.9	89.4
Used vehicle retail	1,572.3	823.9	90.8	2,788.3	1,608.3	73.4
Used vehicle wholesale	201.0	49.2	308.5	331.6	115.3	187.6
Service, body and parts	242.9	131.1	85.3	428.6	292.8	46.4
Fleet and other	50.1	14.4	247.9	108.8	49.7	118.9
Total cost of sales	4,898.8	2,294.2	113.5	8,526.3	4,637.0	83.9
Gross profit	1,110.6	464.4	139.1%	1,826.1	925.3	97.4%
Asset impairments	—	7.9	NM	—	7.9	NM
SG&A expense	634.0	304.5	108.2	1,084.2	650.5	66.7
Depreciation and amortization	30.3	22.3	35.9	57.2	44.3	29.1
Income from operations	446.3	129.7	244.1%	684.7	222.6	207.6%
Floor plan interest expense	(6.4)	(8.1)	(21.0)	(13.3)	(22.1)	(39.8)
Other interest expense	(28.1)	(16.8)	67.3	(51.6)	(33.8)	52.7
Other income, net	7.6	3.5	NM	11.1	5.8	NM
Income before income taxes	419.4	108.3	287.3%	630.9	172.5	265.7%
Income tax expense	(114.5)	(30.6)	274.2	(169.8)	(48.6)	249.4
Income tax rate	27.3%	28.3%		26.9%	28.2%
Net income	$304.9	$77.7	292.4%	$461.1	$123.9	272.2%

Diluted net income per share:
Net income per share	$10.75	$3.38	218.0%	$16.69	$5.32	213.7%

Diluted shares outstanding	28.4	23.0	23.5%	27.6	23.3	18.5%
NM - not meaningful

Lithia Motors, Inc.
Key Performance Metrics (Unaudited)

	Three months ended June 30,		%		Six months ended June 30,		%
			Increase				Increase
	2021	2020	(Decrease)		2021	2020	(Decrease)
Gross margin
New vehicle retail	10.0%	6.7%	330	bps	8.8%	6.2%	260	bps
Used vehicle retail	12.9	10.7	220		11.7	10.5	120
Finance and insurance	100.0	100.0	—		100.0	100.0	—
Service, body and parts	53.4	52.4	100		53.7	51.6	210
Gross profit margin	18.5	16.8	170		17.6	16.6	100

Unit sales
New vehicle retail	75,176	34,869	115.6%		129,040	70,776	82.3%
Used vehicle retail	70,254	43,505	61.5		129,281	86,136	50.1
Total retail units sold	145,430	78,374	85.6		258,321	156,912	64.6

Average selling price
New vehicle retail	$41,852	$39,226	6.7%		$41,379	$38,732	6.8%
Used vehicle retail	25,691	21,196	21.2		24,420	20,857	17.1

Average gross profit per unit
New vehicle retail	$4,173	$2,643	57.9%		$3,646	$2,407	51.5%
Used vehicle retail	3,311	2,259	46.6		2,852	2,185	30.5
Finance and insurance	1,854	1,593	16.4		1,811	1,572	15.2
Total vehicle(1)	5,723	4,050	41.3		5,141	3,875	32.7

Revenue mix
New vehicle retail	52.4%	49.6%			51.6%	49.3%
Used vehicle retail	30.0	33.4			30.5	32.3
Used vehicle wholesale	3.6	1.9			3.4	2.1
Finance and insurance, net	4.5	4.5			4.5	4.4
Service, body and parts	8.7	10.0			8.9	10.9
Fleet and other	0.8	0.6			1.1	1.0

Gross Profit Mix
New vehicle retail	28.2%	19.8%			25.8%	18.4%
Used vehicle retail	20.9	21.2			20.2	20.3
Used vehicle wholesale	1.5	0.5			1.2	0.3
Finance and insurance, net	24.3	26.9			25.6	26.7
Service, body and parts	25.1	31.0			27.1	33.8
Fleet and other	—	0.6			0.1	0.5

	Adjusted		As reported		Adjusted		As reported
	Three months ended June 30,		Three months ended June 30,		Six months ended June 30,		Six months ended June 30,
Other metrics	2021	2020	2021	2020	2021	2020	2021	2020
SG&A as a % of revenue	10.3%	10.9%	10.5%	11.0%	10.3%	11.6%	10.5%	11.7%
SG&A as a % of gross profit	55.7	64.7	57.1	65.6	58.4	69.7	59.4	70.3
Operating profit as a % of revenue	7.7	5.1	7.4	4.7	6.8	4.2	6.6	4.0
Operating profit as a % of gross profit	41.6	30.5	40.2	27.9	38.5	25.5	37.5	24.1
Pretax margin	7.2	4.4	7.0	3.9	6.3	3.3	6.1	3.1
Net profit margin	5.2	3.1	5.1	2.8	4.6	2.4	4.5	2.2
(1)Includes the sales and gross profit related to new, used retail, used wholesale and finance and insurance and unit sales for new and used retail

Lithia Motors, Inc.
Same Store Operating Highlights (Unaudited)

	Three months ended June 30,		%		Six months ended June 30,		%
			Increase				Increase
	2021	2020	(Decrease)		2021	2020	(Decrease)
Revenues
New vehicle retail	$2,078.1	$1,338.8	55.2%		$3,801.6	$2,671.9	42.3%
Used vehicle retail	1,342.7	902.1	48.8		2,462.2	1,751.5	40.6
Finance and insurance	183.6	122.4	50.0		337.2	241.2	39.8
Service, body and parts	352.3	269.9	30.5		668.3	589.1	13.4
Total revenues	4,128.1	2,700.2	52.9		7,596.7	5,421.9	40.1

Gross profit
New vehicle retail	$209.8	$90.2	132.6%		$336.5	$166.4	102.2%
Used vehicle retail	180.4	97.1	85.8		300.2	185.5	61.8
Finance and insurance	183.6	122.4	50.0		337.2	241.2	39.8
Service, body and parts	193.3	141.5	36.6		362.2	304.3	19.0
Total gross profit	777.1	455.8	70.5		1,350.8	904.9	49.3

Gross margin
New vehicle retail	10.1%	6.7%	340	bps	8.9%	6.2%	270	bps
Used vehicle retail	13.4	10.8	260		12.2	10.6	160
Finance and insurance	100.0	100.0	—		100.0	100.0	—
Service, body and parts	54.9	52.4	250		54.2	51.7	250
Gross profit margin	18.8	16.9	190		17.8	16.7	110

Unit sales
New vehicle retail	49,181	34,069	44.4%		91,592	68,870	33.0%
Used vehicle retail	51,806	42,495	21.9		101,075	83,823	20.6

Average selling price
New vehicle retail	$42,255	$39,296	7.5%		$41,506	$38,797	7.0%
Used vehicle retail	25,918	21,228	22.1		24,360	20,895	16.6

Average gross profit per unit
New vehicle retail	$4,266	$2,646	61.2%		$3,674	$2,416	52.1%
Used vehicle retail	3,483	2,285	52.4		2,970	2,212	34.3
Finance and insurance	1,818	1,599	13.7		1,750	1,579	10.8
Total vehicle(1)	5,778	4,072	41.9		5,121	3,903	31.2
(1)Includes the sales and gross profit related to new, used retail, used wholesale and finance and insurance and unit sales for new and used retail

Lithia Motors, Inc.
Other Highlights (Unaudited)

	As of
	June 30,	December 31,	June 30,
	2021	2020	2020
Days Supply(1)
New vehicle inventory	23	50	61
Used vehicle inventory	58	65	47
(1) Days supply calculated based on current inventory levels, excluding in-transit vehicles, and a 30-day historical cost of sales level.

Financial covenants
	Requirement	As of June 30, 2021
Current ratio	Not less than 1.10 to 1	1.68 to 1
Fixed charge coverage ratio	Not less than 1.20 to 1	6.82 to 1
Leverage ratio	Not more than 5.75 to 1	1.95 to 1

Lithia Motors, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions)

	June 30, 2021	December 31, 2020
Cash and cash equivalents	$780.9	$160.2
Trade receivables, net	799.7	614.0
Inventories, net	2,238.8	2,492.9
Other current assets	51.4	70.5
Total current assets	$3,870.8	$3,337.6

Property and equipment, net	2,299.3	2,197.5
Intangibles	987.0	943.2
Other non-current assets	2,935.4	1,423.8
Total assets	$10,092.5	$7,902.1

Floor plan notes payable	1,252.0	1,797.2
Other current liabilities	1,343.8	682.5
Total current liabilities	$2,595.8	$2,479.7

Long-term debt	2,521.9	2,064.7
Other long-term liabilities and deferred revenue	746.4	696.2
Total liabilities	$5,864.1	$5,240.6

Stockholder's Equity	4,228.4	2,661.5
Total liabilities & stockholders' equity	$10,092.5	$7,902.1

Lithia Motors, Inc.
Summarized Cash Flow from Operations (Unaudited)
(In millions)

	Six months ended June 30,
	2021	2020
Net income	$461.1	$123.9
Adjustments to reconcile net income to net cash provided by operating activities:
Asset impairments	—	7.9
Depreciation and amortization	57.1	44.3
Stock-based compensation	17.2	10.1
Loss on disposal of assets	0.1	(0.3)
Loss (gain) on sale of franchises	5.2	(1.4)
Unrealized investment loss	(0.9)	—
Deferred income taxes	31.8	(4.9)
Amortization of operating lease right-of-use assets	16.5	13.5
(Increase) decrease:
Trade receivables, net	(185.0)	53.8
Inventories	663.1	624.7
Other assets	(103.0)	(14.8)
Increase (decrease):
Floor plan notes payable, net	47.0	(130.7)
Trade payables	97.4	0.3
Accrued liabilities	144.3	55.4
Other long-term liabilities and deferred revenue	11.6	8.2
Net cash provided by operating activities	$1,263.5	$790.0

Lithia Motors, Inc.
Reconciliation of Non-GAAP Cash Flow from Operations (Unaudited)
(In millions)

	Six months ended June 30,
Net cash provided by operating activities	2021	2020
As reported	$1,263.5	$790.0
Floor plan notes payable, non-trade, net	(571.6)	(456.8)
Less: Borrowings on floor plan notes payable, non-trade associated with acquired new vehicle inventory	(271.5)	(22.3)
Adjusted	$420.4	$310.9

Lithia Motors, Inc.
Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)
(In millions, except for per share data)

	Three Months Ended June 30, 2021
	As reported	Net disposal loss on sale of stores	Investment gain	Insurance reserves	Acquisition expenses	Adjusted
Selling, general and administrative	$634.0	$(4.5)	$—	$(0.8)	$(10.4)	$618.3

Operating income	446.3	4.5	—	0.8	10.4	462.0

Other income (expense), net	7.6	—	(1.2)	—	—	6.4

Income before income taxes	419.4	4.5	(1.2)	0.8	10.4	433.9
Income tax (provision) benefit	(114.5)	(1.2)	0.3	(0.2)	(2.8)	(118.4)
Net income	$304.9	$3.3	$(0.9)	$0.6	$7.6	$315.5

Diluted earnings per share	$10.75	$0.12	$(0.03)	$0.02	$0.26	$11.12
Diluted share count	28.4

	Three Months Ended June 30, 2020
	As reported	Net disposal gain on sale of stores	Asset impairment	Insurance reserves	Acquisition expenses	Tax attribute	Adjusted
Asset impairments	$7.9	$—	$(7.9)	$—	$—	$—	$—

Selling, general and administrative	304.5	1.3	—	(5.0)	(0.5)	—	300.3

Operating income	129.7	(1.3)	7.9	5.0	0.5	—	141.8

Income before income taxes	108.3	(1.3)	7.9	5.0	0.5	—	120.4
Income tax (provision) benefit	(30.6)	0.4	(2.3)	(1.4)	(0.2)	(0.8)	(34.9)
Net income	$77.7	$(0.9)	$5.6	$3.6	$0.3	$(0.8)	$85.5

Diluted earnings per share	$3.38	$(0.04)	$0.24	$0.16	$0.01	$(0.03)	$3.72
Diluted share count	23.0

Lithia Motors, Inc.
Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)
(In millions, except for per share data)

	Six Months Ended June 30, 2021
	As reported	Net disposal loss on sale of stores	Investment gain	Insurance reserves	Acquisition expenses	Adjusted
Selling, general and administrative	$1,084.2	$(5.2)	$—	$(1.6)	$(11.6)	$1,065.8

Operating income	684.7	5.2	—	1.6	11.6	703.1

Other income (expense), net	11.1	—	(1.0)	—	—	10.1

Income before income taxes	630.9	5.2	(1.0)	1.6	11.6	648.3
Income tax (provision) benefit	(169.8)	(1.4)	0.3	(0.4)	(3.1)	(174.4)
Net income	$461.1	$3.8	$(0.7)	$1.2	$8.5	$473.9

Diluted earnings per share	$16.69	$0.14	$(0.03)	$0.04	$0.31	$17.15
Diluted share count	27.6

	Six Months Ended June 30, 2020
	As reported	Net disposal gain on sale of stores	Asset impairment	Insurance reserves	Acquisition expenses	Tax attribute	Adjusted
Asset impairments	$7.9	$—	$(7.9)	$—	$—	$—	$—

Selling, general and administrative	$650.5	$1.4	$—	$(5.8)	$(1.0)	$—	$645.1

Operating income	222.6	(1.4)	7.9	5.8	1.0	—	235.9

Income before income taxes	172.5	(1.4)	7.9	5.8	1.0	—	185.8
Income tax (provision) benefit	(48.6)	0.4	(2.3)	(1.6)	(0.3)	(0.8)	(53.2)
Net income	$123.9	$(1.0)	$5.6	$4.2	$0.7	$(0.8)	$132.6

Diluted earnings per share	$5.32	$(0.04)	$0.24	$0.18	$0.03	$(0.03)	$5.70
Diluted share count	23.3

Lithia Motors, Inc.
Adjusted EBITDA and Net Debt to Adjusted EBITDA (Unaudited)
(In millions)

	Three months ended June 30,		%	Six months ended June 30,		%
			Increase			Increase
	2021	2020	(Decrease)	2021	2020	(Decrease)
EBITDA and Adjusted EBITDA
Net income	$304.9	$77.7	292.4%	$461.1	$123.9	272.2%
Flooring interest expense	6.4	8.1	(21.0)	13.3	22.1	(39.8)
Other interest expense	28.1	16.8	67.3	51.6	33.8	52.7
Income tax expense	114.5	30.6	274.2	169.8	48.6	249.4
Depreciation and amortization	30.3	22.3	35.9	57.2	44.3	29.1
EBITDA	$484.2	$155.5	211.4%	$753.0	$272.7	176.1%

Other adjustments:
Less: flooring interest expense	$(6.4)	$(8.1)	(21.0)	$(13.3)	$(22.1)	(39.8)
Less: used vehicle line of credit interest	—	(0.1)	(100.0)	—	(0.3)	(100.0)
Add: acquisition expenses	10.4	0.5	1,980.0	11.6	1.0	1,060.0
Add: loss (gain) on divestitures	4.5	(1.3)	(446.2)	5.2	(1.4)	NM
Less: investment gain	(1.2)	—	NM	(1.0)	—	NM
Add: insurance reserves	0.8	5.0	(84.0)	1.6	5.8	(72.4)
Add: asset impairment	—	7.9	(100.0)	—	7.9	NM
Adjusted EBITDA	$492.3	$159.4	208.8%	$757.1	$263.6	187.2%
NM - not meaningful

	As of				%
	June 30,				Increase
Net Debt to Adjusted EBITDA	2021		2020		(Decrease)
Floor plan notes payable: non-trade	$966.9		$1,168.6		(17.3)%
Floor plan notes payable	285.1		292.0		(2.4)
Used and service loaner vehicle inventory financing facility	—		40.0		(100.0)
Revolving lines of credit	200.0		—		NM
Real estate mortgages	612.8		636.9		(3.8)
Finance lease obligations	170.2		45.3		275.7
5.250% Senior notes due 2025	300.0		300.0		—
4.625% Senior notes due 2027	400.0		400.0		—
4.375% Senior notes due 2031	550.0		—		NM
3.875% Senior notes due 2029	800.0		—		NM
Other debt	2.2		2.7		(18.5)
Unamortized debt issuance costs	(27.2)		(10.4)		161.5
Total debt	$4,260.0		$2,875.1		48.2%

Less: Floor plan related debt	$(1,252.0)		$(1,500.6)		(16.6)%
Less: Cash and cash equivalents	(780.9)		(120.3)		549.1
Less: Availability on used vehicle and service loaner financing facilities	(653.4)		(281.9)		131.8
Net Debt	$1,573.7		$972.3		61.9%

TTM Adjusted EBITDA	$1,263.5		$539.7		134.1%

Net debt to Adjusted EBITDA	1.25	x	1.80	x